FIRST MODIFICATION TO PROMISSORY NOTE

                  THIS FIRST MODIFICATION TO PROMISSORY NOTE (this "Modification") is entered into as of March 21, 2003, by and between BARRETT BUSINESS SERVICES, INC. ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

                  WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Revolving Line of Credit Note in the maximum principal amount of $11,000,000.00, executed by Borrower and payable to the order of Bank, dated as of September 2, 2002 (the "Note"), which Note is subject to the terms and conditions of an Amended and Restated Credit Agreement between Borrower and Bank dated as of September 2, 2002, as amended from time to time (the "Loan Agreement").

                  WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Note, and have agreed to modify the Note to reflect said changes.

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

                  1. The variable rate of interest applicable to the Note is hereby modified to be two percent (2%) above the Prime Rate in effect from time to time.

                  2. The effective date of the changes set forth herein shall be March 21, 2003.

                  3. Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification. All terms defined in the Note or the Loan Agreement shall have the same meaning when used in this Modification. This Modification and the Note shall be read together, as one document.

                  4. Borrower certifies that as of the date of this Modification there exists no Event of Default under the Note, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default. Borrower further certifies that, notwithstanding the modifications set forth herein, all of the real property securing the Note shall remain subject to the lien, charge or encumbrance of the deed of trust, mortgage or other document pursuant to which such lien, charge or encumbrance is created, and nothing contained herein or done pursuant hereto shall affect or be construed to affect the priority of the lien, charge or encumbrance of any such deed of trust, mortgage or other document over any other liens, charges or encumbrances.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Modification to be executed as of the day and year first written above.

BARRETT BUSINESS SERVICES, INC.             WELLS FARGO BANK,
                                             NATIONAL ASSOCIATION



By: /s/ Michael D. Mulholland               By: /s/ Stephen J. Day
   ----------------------------                -----------------------------
   Michael D. Mulholland                       Stephen J. Day
   Vice President-Finance                      Vice President





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